Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

First Bancorp

Southern Pines, North Carolina

We consent to the incorporation by reference in the Registration Statement of First Bancorp on Form S-8 relating to additional shares available for issuance under the First Bancorp 1994 Stock Option Plan (File no. 333-150375), Amendment No. 1 to the Registration Statement on Form S-8 relating to the First Bancorp 1994 Stock Option Plan (File no. 033-82542), the Registration Statement of First Bancorp on Form S-8 relating to the First Bancorp 1994 Stock Option Plan (File no. 333-58668), the Registration Statement on Form S-8 related to the First Bancorp 2007 Equity Plan (File no. 333-150100), the Registration Statement on Form S-3D relating to the First Bancorp Dividend Reinvestment and Common Stock Purchase Plan (File no. 333-167856), the Registration Statement of First Bancorp on Form S-3 relating to preferred stock associated with First Bancorp’s participation in the United States Treasury’s Small Business Lending Fund (File no. 333-177096), the Registration Statement of First Bancorp on Form S-3 related to shares associated with a capital raise (File 333-186273), the Registration Statement of First Bancorp on Form S-8 related to the First Bancorp 2014 Equity Plan (File 333-197115), the Registration Statement of First Bancorp on Form S-8 related to the First Bancorp Employees’ 401(k) Savings Plan (File 333-197114), the Registration Statement of First Bancorp on Form S-4/A relating to the registration of common stock to be issued in connection with the merger with Carolina Bank Holdings, Inc. (File 333-213370), the Registration Statement of First Bancorp on Form S-3 relating to the registration of an unspecified number of securities to be offered with an aggregate offering price of $100,000,000 (File 333-216051), and the Registration Statement of First Bancorp on Form S-4/A relating to the registration of common stock to be issued in connection with the merger with ASB Bancorp, Inc. (File 333-219026) of our reports dated March 1, 2018 relating to our audits of the consolidated financial statements and internal control over financial reporting which appear in the December 31, 2017 Annual Report on Form 10-K of First Bancorp.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

March 1, 2018